Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT (this “Amendment) is dated as of March 16, 2011 by and among INTERNATIONAL TEXTILE GROUP, INC., a Delaware corporation (the “Company”) and the Purchasers signatory hereto.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Note Purchase Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, the Company and the Purchasers are party to that certain Senior Subordinated Note Purchase Agreement, dated as of June 6, 2007 (as amended by Amendment No. 1 to Note Purchase Agreement, dated as of April 15, 2008 (“Amendment No. 1”), Amendment No. 2 to Senior Subordinated Note Purchase Agreement, dated as of December 24, 2008 (“Amendment No. 2”) and Amendment No. 3 to Senior Subordinated Note Purchase Agreement, dated as of December 22, 2009 (“Amendment No. 3”), and as otherwise amended, supplemented, restated or modified from time to time, the “Note Purchase Agreement”) pursuant to which, among other things, the Company issued and sold to the Purchasers those certain 18% Senior Subordinated Notes due 2011 in accordance with and pursuant to the terms and provisions of the Note Purchase Agreement;

WHEREAS, the Company has requested that the Purchasers temporarily waive the Event of Default arising under Section 12(m) of the Note Purchase Agreement as a result of the Company’s failure to comply with the Excess US Collateral Coverage covenant set forth therein for the fiscal quarter ending December 31, 2010 (the “Specified Default”);

WHEREAS, the Company has requested that the Purchasers agree to amend the Note Purchase Agreement as set forth herein and to temporarily waive the Specified Default; and

WHEREAS, for good and valuable consideration, the Purchasers are willing to so amend the credit agreement and to temporarily waive the Specified Default, all upon the terms and conditions as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1             Amendments to Note Purchase Agreement.  Subject to the satisfaction of the conditions precedent set forth in Paragraph 5 below, the Purchasers hereby agree to amend the Note Purchase Agreement as follows:

1.1           Section 8.1 of the Note Purchase Agreement is hereby amended to (i) delete the “and” immediately prior to clause (i) thereof, (ii) delete the period at the end of clause (i) thereof and substitute “; and” therefor and (iii) insert the following clause (j) as the last clause thereof:

“(j)           no later than five (5) Business Days prior to the termination by the Company of the Specified Receivables Purchase Agreement and/or the transactions contemplated thereby, written notice of such termination.”

1.2           Section 11.3(a) of the Note Purchase Agreement is hereby amended to (i) delete the “and” immediately prior to clause (xiv) thereof, (ii) delete the period at the end of clause (xiv) thereof and substitute “; and” therefor and (iii) insert the following clause (xv) as the last clause thereof:

“(xv)           Indebtedness owing to Bank of America under the Specified Receivables Purchase Agreement, solely to the extent the sale and purchase of Specified Receivables pursuant to the Specified Receivables Purchase Agreement is deemed to be a financing arrangement between the parties thereto.”

     1.3           Section 11.5 of the Note Purchase Agreement is hereby amended to (i) delete the “and” immediately prior to clause (r) thereof, (ii) delete the period at the end of clause (r) thereof and substitute “; and” therefor and (iii) insert the following clause (s) as the last clause thereof:

“(s)           Liens on the Specified Receivables solely to the extent the sale and purchase of such Specified Receivables pursuant to the Specified Receivables Purchase Agreement is deemed to be a financing arrangement between the parties thereto or if for any reason ownership of the Specified Receivables is deemed to be vested in the Company or any Subsidiary.”

1.4           The definition of “Asset Disposition” now appearing in Schedule B to the Note Purchase Agreement is hereby amended to (i) delete the “or” immediately prior to clause (b) thereof, (ii) delete the period at the end of clause (b) thereof and substitute “; or” therefor and (iii) insert the following clause (c) as the last clause thereof

“(c)           any Transfer to Bank of America of Specified Receivables pursuant to and in accordance with the Specified Receivables Purchase Agreement.”

1.5           The following definitions are hereby added to Schedule B to the Note Purchase Agreement in proper alphabetical order:

““Bank of America” means Bank of America, N.A.

“Specified Receivables” means U.S. dollar denominated receivables originated by the Company or any Subsidiary and due from VF Corporation or one of its Scheduled Affiliates (as defined in the Specified Receivables Purchase Agreement).”

““Specified Receivables Purchase Agreement” means that certain SCF Supplier Receivables Purchase Agreement (U.S.), dated as of March 16, 2011, among the Company, certain of its Subsidiaries and Bank of America, N.A., as such agreement may be amended from time to time in a manner not adverse to the Purchasers.”

2             Release.  The Purchasers hereby authorize the direct the Collateral Agent to execute and deliver, or to direct the execution and delivery of, as applicable, the Release of Certain Accounts Receivable, substantially in the form attached as Exhibit A hereto.

3             Temporary Waiver.  Subject to the satisfaction of the conditions precedent set forth in Paragraph 5 below, the Purchasers hereby agree to temporarily waive the Specified Default until 11:59 p.m. (New York time) on March 31, 2011 (the “Expiration Time”).  From and after the Expiration Time, the temporary waiver granted hereunder shall terminate automatically and without further action or notice by any party hereto and the Specified Default shall be reinstated as an Event of Default and shall be in full force and effect and the Purchasers shall retain all of the rights and remedies relating thereto.

4             Representations and Warranties.

4.1           The execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate action and this Amendment and the Note Purchase Agreement as modified hereby constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.2           Upon the effectiveness of this Amendment and after giving effect hereto, no Default or Event of Default exists under the Note Purchase Agreement.

4.3           Upon the effectiveness of this Amendment and after giving effect hereto, all representations and warranties in the Note Purchase Agreement the other Financing Documents are true and correct in all material respects as of the effective date of this Amendment, except for (i) any such representations and warranties which expressly relate to an earlier date and (ii) changes in circumstances which are otherwise expressly permitted pursuant to the terms of the Note Purchase Agreement.

4.4           No Purchaser or any other Person is receiving any additional fee, interest, premium or other compensation in any form in connection with this Amendment or the Senor Amendment (as defined below).

5             Conditions to Effectiveness.  This Amendment shall be effective on the date when the Purchasers determine that each of the following conditions have been met:

     5.1           this Amendment shall have been duly executed and delivered by the Company and the Purchasers;

     5.2         the Company, the Senior Agent and the other parties thereto shall have delivered a fully executed copy of Consent and Amendment No. 22 to the Senior Credit Agreement in substantially the form attached hereto as Exhibit B (the “Senior Amendment”); and

     5.3         prior to or contemporaneous with the effectiveness of this Amendment, the Company shall have reimbursed the Purchasers for all reasonable, out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees and expenses, incurred or to be incurred by the Purchasers through the date hereof in connection with the preparation, negotiation and execution of this Amendment or any document, instrument or other agreement delivered pursuant to this Amendment or otherwise in connection with the Note Purchase Agreement.

6           Miscellaneous.

     6.1           Effect; Ratification.

(a)           Except as specifically set forth above, the Note Purchase Agreement and the other Financing Documents (including, without limitation, Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No.4) and all payment and performance obligations and all liens granted thereunder shall remain in full force and effect and are hereby ratified and confirmed.  The Company agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Note Purchase Agreement or the other Financing Documents.

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default (whether or not known to any Purchaser) or any right, power or remedy of the Purchasers under the Note Purchase Agreement or any other Financing Document, nor constitute an amendment or modification of any provision of the Note Purchase Agreement or any other Financing Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Note Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Note Purchase Agreement as modified hereby.  The parties hereto acknowledge and agree that this Amendment shall constitute a “Financing Document” for all purposes under the Note Purchase Agreement and the other Financing Documents.

(c)           The Company acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by the Purchasers of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Note Purchase Agreement or of any other Financing Document, (ii) to create a course of dealing or otherwise obligate any Purchaser to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of the Purchasers to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

(d)           In consideration of, among other things, the modifications provided for herein, and any other financial accommodations which the Purchasers elect to extend to the Company, the Company, on its own behalf and on behalf of each Credit Party, forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that they now have, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against the Collateral Agent and any Purchaser (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other representatives, based in whole or in part on facts, whether or not known, existing on or prior to the date of this Amendment.  The provisions of this Paragraph 6.1(d) shall survive the termination of the Note Purchase Agreement and payment in full of the Obligations.

    6.2           Counterparts and Signatures by Fax.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.  Any party delivering an executed counterpart of this Amendment by fax or electronic mail shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

     6.3           Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

     6.4           GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS THEREOF, BUT OTHERWISE WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES OF THE LAW THEREOF.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Craig J. Hart
Name:	Craig J. Hart
Title:	Vice President and Treasurer

PURCHASERS:
CCP F, L.P.

By:	Clearlake Capital Partners, LLC, its general partner
By:	CCG Operations, LLC, its managing member

By:	/s/ Jose Feliciano
Name:	Jose Feliciano
Title:	Manager

RESERVOIR CAPITAL PARTNERS, L.P.

By:	RCP GP, LLC, its general partners

By:	/s/ Craig Huff
Name:	Craig Huff
Title:	Managing Partner

RESERVOIR CAPITAL INVESTMENT PARTNERS,L.P.

By:	RCIP GP, LLC, its general partner

By:	/s/ Craig Huff
Name:	Craig Huff
Title:	Managing Partner

RESERVOIR CAPITAL MASTER FUND II, L.P.

By:	Reservoir Capital Group, L.L.C., its general partner

By:	/s/ Craig Huff
Name:	Craig Huff
Title:	Managing Partner

WLR RECOVERY FUND IV, L.P.

By:	WLR Recovery Associates IV, LLC, its General Partner

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Its Duly Authorized Signatory

WLR RECOVERY FUND III, L.P.

By:	WLR Recovery Associates III, LLC, its General Partner

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Its Duly Authorized Signatory

WLR IV PARALLEL ESC, L.P.

By:	INVESCO WLR IV Associates, LLC, its General Partner

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Its Duly Authorized Signatory

EXHIBIT A

Form of Release of Certain Accounts Receivable

EXHIBIT B

Form of Senior Amendment